FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            MISSISSIPPI POWER COMPANY
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             (Exact name of registrant as specified in its charter)


              MISSISSIPPI                                 64-0205820
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(State of incorporation or organization)       (IRS Employer Identification No.)


2992 West Beach Boulevard, Gulfport, Mississippi                  39501
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  (Address of principal executive offices)                     (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                         Name of each exchange
             Title of each class                        on which each class is
             to be so registered                          to be so registered
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1,200,000 Depositary Shares, each representing          New York Stock Exchange
one-fourth of a share of 5.25% Series Preferred
Stock, Cumulative, Par Value $100 Per Share

Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to 1,200,000 Depositary Shares, each representing one-fourth of a share of 5.25% Series Preferred Stock, Cumulative, Par Value $100 Per Share (the "new stock") of Mississippi Power Company (the "Company"). Descriptions of the such securities are contained in the Registration Statement on Form S-3, Registration No. 333-108156, 333-108156-01 and 333-1-8156-02, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such descriptions are incorporated herein by this reference. Descriptions of such securities are also included in the prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

  Exhibit
   Number

      1    --  Amendment  to the  Articles of  Incorporation  of the Company
               dated April 2, 2004, establishing the new stock (designated in Current Report on Form 8-K, File No. 001-11229, dated March 3,
               2004 as Exhibit 4.6 and incorporated herein by reference).

      2    --  Deposit  Agreement,  dated  as of April 1,  2004,  among  the
               Company, SunTrust Bank, Atlanta, Georgia, as Depository, and the holders of the Depositary Receipts to be issued thereunder
               (designated in Current Report on Form 8-K, File No. 001-11229, dated March 3, 2004 as Exhibit 4.7 and incorporated herein by reference).



           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     March 30, 2004                            MISSISSIPPI POWER COMPANY



                                                     By /s/Wayne Boston
                                                          Wayne Boston
                                                      Assistant Secretary